SUBSCRIPTION AGREEMENT

                                  Cybucks, Inc.


Gentlemen:

           The undersigned hereby subscribes for _________ Shares of the common stock of Cybucks, Inc. (the "Shares") at a purchase price of fifty 32/100 cents ($0.32) per Share. The undersigned hereby agrees to purchase ___________ of the Shares (the "Offering").

           The undersigned subscriber (sometimes hereinafter referred to as the "Subscriber") agrees to pay a minimum of $1,000 (one thousand) and 00/100 Dollars ($___________) as a subscription for the Shares being purchased hereunder. The entire purchase price is due and payable upon the execution of this Subscription Agreement, and shall be paid by check or subject to collection, made payable to the order of Cybucks, Inc., Account. The management of Cybucks, Inc. shall have the right to reject this subscription in whole or in part.

              The undersigned acknowledges that the Shares being purchased hereunder will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and will only be available for sale in the states of Michigan, Nevada and Florida and will be issued pursuant to registration statement on form SB-2 promulgated under the rules and regulations of the Securities Act of 1933.

         1.       The undersigned represents, warrants, and agrees as follows:

         (a)      This Subscription Agreement is and shall be irrevocable.

         (b) He has carefully read this Subscription Agreement, and the Registration Statement and Exhibits thereto (the "Disclosure Materials") all of which the undersigned acknowledges have been provided to him. The undersigned has been given the opportunity to ask questions of, and receive answers from, Cybucks, Inc. concerning the terms and conditions of this Offering and the Disclosure Materials and to obtain such additional written information, to the extent Cybucks, Inc. possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same, as the undersigned desires in order to evaluate the investment. The undersigned further acknowledges that he has received no representations or warranties from Cybucks, Inc., the Issuers Agent, or their respective employees or agents in making this investment decision other than as set forth in the Disclosure Materials.

           (c) He is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that he will realize any gain from this investment, and that the entire investment could be lost. The undersigned acknowledges that he has specifically reviewed the sections in the Registration Statement entitled "Risk Factors."

         (d) He understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering of the Shares for investment, or any recommendation or endorsement of this offering.

           (e) He, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The undersigned has no reason to anticipate any material change in his personal financial condition for the foreseeable future.

           (f) He is financially able to bear the economic risk of this investment, including the ability to hold Cybucks, Inc. shares indefinitely or to afford a complete loss of his investment in Cybucks, Inc.

           (g) His overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and the investment in the Shares will not cause such overall commitment to become excessive.

           (h) The funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.

           (j) FOR PARTNERSHIPS,  CORPORATIONS,  TRUSTS, OR OTHER ENTITIES ONLY:
If the undersigned is a partnership, corporation, trust or other entity, (i) the undersigned has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on its behalf (e.g. if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the articles of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the undersigned represents and warrants that it was not organized or reorganized for the specific purpose of acquiring these Shares, and (iii) the undersigned has the full power and authority to execute this Subscription Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in Cybucks, Inc. has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

           (k) The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual, or its principal business address if a corporation or other entity.

        (l) He has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

2. He expressly acknowledges and agrees that Cybucks, Inc. is relying upon the undersigned's representation contained in the Subscription Documents.

3. He acknowledges that he understands the meaning and legal consequences of the representations and warranties which are contained herein.

4. Cybucks, Inc. represents that it is duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada and has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Registration Statement and to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof is in good standing in any other states which would impose requirements as a result of the amount of business done by Cybucks, Inc. in that state.
           5. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing signed by the party waiving said right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

           6. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instrument, which alone fully and completely expresses their agreement.

         7. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

         8. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

           9. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the undersigned hereby consents to the jurisdiction of the courts of the State of Nevada and/or the United States District Court covering the State of Nevada.

THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON




Exact Name in Which Title is to be Held


(Signature)


Name (Please Print)
Residence: Number and Street
City             State                    Zip
Code


Social Security Number

Accepted  this  day  of  ,  2000  on  behalf  of  Cybucks,  Inc.   ------------
----------------------


BY:

STATE OF _____________     )
                                    )  :ss
COUNTY OF ___________      )

On the day written  below,  before me personally  appeared , residing at , to me
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known and known to me to be the  individual  described  in and who  executed the foregoing  instrument,  and he/she duly  acknowledged to me that he/she executed
the   same.   SUBSCRIBED   and   SWORN  to   before  me  this  day  of  ,  2000.
------------------ -------------------------------------

NOTARY PUBLIC in and for said County and State.

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION, PARTNERSHIP, TRUST, ETC.



Exact Name in which title is to be Held



(Signature)


Name (Please Print)


Title of Person Executing Agreement

Address                    Number and Street

City                       State                        Zip Code


Tax Identification Number

Accepted this          day of                 , 2000 on behalf of Cybucks, Inc.
              --------        -----------------

STATE OF          )
                           )  :ss
COUNTY OF                  )

On the day written below, before me personally appeared , to me known, who, being by me duly sworn, did depose and say that he/she resides at -- and that he/she is the of the corporation described in and which executed the foregoing instrument ------------------------------------------------------------ that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like order.

SUBSCRIBED and SWORN to before me
this             day of                           , 2000.
     ------------       -------------------------



NOTARY PUBLIC: in and for said County and State.

STATE OF          )
                           )  :ss
COUNTY OF                  )

On the day written below, before me personally appeared , to me known, who, being by me duly sworn, did depose and say that he/she resides at -- and that he/she is the of the corporation described in and which executed the foregoing instrument ------------------------------------------------------------ that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his/her name thereto by like order.

SUBSCRIBED and SWORN to before me
this             day of                           , 2000.
     ------------       -------------------------



NOTARY PUBLIC: in and for said County and State

                             INVESTOR QUESTIONNAIRE

Name of Subscriber: _________________________________________________________
The offer and sale of shares (the "Shares") in Cybucks, Inc.(the "Corporation"), are being registered for public sale under the Securities Act of 1933, as amended (the "Act") on form SB-2 and will only be offered in the states of Florida, Michigan and Nevada. The undersigned Subscriber represents and warrants to Cybucks, Inc. that:

(a) The information contained herein is complete and accurate and may be relied upon by the Corporation; and

(b) Subscriber will notify the management of Cybucks, Inc. immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Subscriber's subscription for Shares.

                                  INSTRUCTIONS:

Part I of this Questionnaire concerns investors who are "accredited," as that term is defined and construed pursuant to Regulation D under the Securities Act of 1933. If you qualify under any of the categories listed in Part I, you are not required to fill out Part II of this Questionnaire. If you do not qualify under any of the categories listed in Part I, you must fill out Part II.

IF THE  INVESTOR  IS A  PARTNERSHIP,  PLEASE  ATTACH  AN  EXECUTED  COPY  OF THE
PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO. IF THE INVESTOR IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THIS INVESTMENT.

IF THE INVESTOR IS A TRUST, PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

PART I: ACCREDITED INVESTORS1. FOR INDIVIDUAL INVESTORS ONLY :Please check any that apply:*Any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940

* Any organization described in section 501(a)(22) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

* Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; * Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

* Any natural person who had any individual income in excess of $200,000 in each of the two most recent years or joint income with that person' spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

* Any trust, with total assets in excess of $5,000,000, not formed for the specific whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

o        Any entity in which all of the equity owners are accredited investors.
PART II: NON-ACCREDITED INVESTORS1. Name of Person Making Investment Decision:

Date of Birth:___________  U.S. Citizen:    Yes  ____     No ____

College: _________________________________________________________________

Degree:  _____________     Year:    ________

Graduate School:  Degree:  _____________    Year:    _________

Social Security or Federal ID No(s): ___________________     __________________

2.       Nature of Business: ___________________________________________________

Position and Duties:         ___________________________________________________

Please set forth other prior occupations or duties during the past five years:

--------------------------------------------------------------------------------

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Year of Anticipated Retirement:     _____________________
3.       Please list investments made during the past five years:

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Year:    ________________  Nature of Investment: _________ Amount: _________
4. (a) I consider myself to have such knowledge and experience in financial and business matters to enable me to evaluate the merits and risks of an investment in Cybucks, Inc..Yes:__________ No:______________
(b) If the answer to 4(a) is "yes," please set forth below (or in an attachment) the basis for your answer (e.g., investment or business experience, profession, past review of other investment offerings, etc.).
(c) If the answer to 4(a) is "no," please list the name, business address and telephone number of the person who is your purchaser representative.
5. My income from all sources was, now is, or is expected to be:___________________________.
6. (a) My personal net worth (including the net worth of my spouse, if any) is now estimated at: $_____________________.
(b) My personal net worth (exclusive of homes, home furnishings and automobiles) is now estimated at: $-------------------.
(c)  My estimated liquid assets equal: $_________________.
(d)  My estimated non-liquid assets equal: $______________.

DATED:   This ___________ day of __________________, 2000.